Exhibit 10.5

FORM OF ADVISORY AGREEMENT

BY AND AMONG

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.,

AMERICAN REALTY CAPITAL RETAIL II OPERATING PARTNERSHIP, L.P.,

AMERICAN REALTY CAPITAL RETAIL II ADVISORS, LLC

Dated as of [___________], 2014

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”) dated as of [__________], 2014, is entered into among American Realty Capital – Retail Centers of America II, Inc., a Maryland corporation (the “Company”), American Realty Capital Retail II Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and American Realty Capital Retail II Advisors, LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Company is a Maryland corporation created in accordance with the Maryland General Corporation Law and intends to qualify as a REIT (as defined below);

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                  DEFINITIONS. As used in this Agreement, the following terms have the definitions set forth below:

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor or any of its Affiliates or assigns in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” means the fees payable to the Advisor or its assigns pursuant to Section 11(a).

“Advisor” means American Realty Capital Retail II Advisors, LLC, a Delaware limited liability company, any successor advisor to the Company and the Operating Partnership, or any Person to which American Realty Capital Retail II Advisors, LLC or any successor advisor subcontracts or assigns substantially all its functions. Notwithstanding the foregoing, a Person hired or retained by American Realty Capital Retail II Advisors, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all the functions of American Realty Capital Retail II Advisors, LLC with respect to the Company and the Operating Partnership as a whole shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble and such term shall include any amendment or supplement hereto from time to time.

“Annual Subordinated Performance Fee” means the fees payable to the Advisor or its assigns pursuant to Section 11(g).

“Articles of Incorporation” means the charter of the Company, as the same may be amended from time to time.

“Average Invested Assets” has the meaning set forth in the Articles of Incorporation. For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“By-laws” means the by-laws of the Company, as amended and as the same are in effect from time to time.

“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occur: (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

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“Change of Control” means (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding without approval of the Board of Directors; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of an asset which is reasonable, customary and competitive in light of the size, type and location of the asset.

“Construction Fee” has the meaning set forth in Section 11(e).

“Contract Purchase Price” has the meaning ascribed to this term in the Articles of Incorporation.

“Contract Sales Price” means the total consideration received by the Company from the sale of an Investment.

“Dealer Manager” means Realty Capital Securities, LLC, or such other Person selected by the Board of Directors to act as the dealer manager for the Offering.

“Dealer Manager Fee” means the fee from the sale of Shares in a Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Primary Offering.

“Director” means a director of the Company.

“Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes or the use of offering proceeds from any Primary Offering.

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“Excess Amount” has the meaning set forth in Section 14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Expense Year” shall mean any four (4) consecutive fiscal quarters.

“Financing Coordination Fee” means the fee payable to the Advisor or its assigns pursuant to Section 11(c).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good Reason” means: (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Indemnitee” has the meaning set forth in Section 22.

“Independent Director” has the meaning set forth in the Articles of Incorporation.

“Independent Valuation Advisor” means a firm that is (i) engaged in the business of conducting appraisals on real estate properties, (ii) not an Affiliate of the Advisor and (iii) engaged by the Company with the Board’s approval to appraise the Real Properties and other Investments pursuant to the Valuation Guidelines.

“Insourced Acquisition Expenses” means Acquisition Expenses incurred by the Advisor, or any Affiliates or assigns but excluding any legal fees or costs incurred by the Advisor or its assigns in connection with services performed hereunder.

“Investments” means any investments by the Company or the Operating Partnership, directly or indirectly, in Real Estate Assets, Real Estate Related Loans or any other asset.

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“Joinder” means the form of Joinder to this Agreement, attached hereto as Exhibit A.

“Joint Ventures” means the joint venture or partnership or other similar arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, limited liability company member, limited partner or general partner, which are established to acquire or hold Investments.

“Listing” means the listing of the Common Stock on a national securities exchange.

“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

“Market Check” means an analysis comparing (a) the amount of Insourced Acquisition Expenses reimbursed in the previous calendar year to the Advisor or any of its Affiliates with (b) the projected amount of Acquisition Expenses for the following calendar year assuming that a Person other than the Advisor or its Affiliates performs substantially similar services for a substantially similar amount of Investments.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007, as the same may be amended from time to time.

“NAV” means the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“NAV Pricing Start Date” means the first date on which the Company calculates NAV as set forth in the Articles of Incorporation.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

“Notice” has the meaning set forth in Section 24.

“Offering” means any public offering and sale of Shares (other than a dividend reinvestment plan) pursuant to an effective registration statement filed under the Securities Act.

“Operating Partnership” has the meaning set forth in the preamble.

“Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, dated as of [_________], 2014, among the Company, American Realty Capital Retail II Special Limited Partnership, LLC, and the Advisor, as the same may be amended from time to time.

“OP Units” means units of limited partnership interest in the Operating Partnership.

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“Organization and Offering Expenses” means all expenses (other than the Selling Commission and the Dealer Manager Fee) to be paid by the Company in connection with an Offering, including legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Shares in an Offering, reimbursement of the Advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of the registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of the Company’s Affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to soliciting broker-dealers for technology costs associated with an Offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of the Shares and the ownership of Shares by such broker-dealer’s’ customers.

“Oversight Fee” has the meaning set forth in Section 11(f).

“Person” has the meaning set forth in the Articles of Incorporation.

“Primary Offering” means the portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.

“Property Management Fee” has the meaning set forth in Section 11(d).

“Prospectus” means a final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as the same may be amended or supplemented from time to time.

“Real Estate Assets” means any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly or indirecty, through one or more subsidiaries or through a Joint Venture.

“Real Estate Commission” means the fees payable to the Advisor pursuant to Section 11(b).

“Real Estate Related Loans” means any investments in mortgage loans and other types of real estate related debt financing, including, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership, directly or indirectly, through one or more subsidiaries or through a Joint Venture.

“Real Property” means (i) land, (ii) rights in land (including leasehold interests), and (iii) any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Registration Statement” means the Company’s registration statement on Form S-11 (File No. 333-196594) and the prospectus contained therein.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

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“Sale” or “Sales” means any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets, Loan or other Investment or portion thereof, including the lease of any Real Estate Assets consisting of a building only, and including any event with respect to any Real Estate Assets that gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all the direct or indirect interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer, member or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer, member or partner sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets or portion thereof, including any event with respect to any Real Estate Assets which gives rise to insurance claims or condemnation awards; or (iv) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its direct or indirect interest in any Real Estate Related Loans or portion thereof (including with respect to any Real Estate Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (v) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (i) through (v) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Selling Commission” means the fee payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them in a Primary Offering.

“Service Provider” means Lincoln Retail REIT Services, LLC or such other entity or entities selected by the Advisor pursuant to a service provider agreement, in which the entity agrees to perform certain duties of the Advisor as set forth in this Agreement, including acquisition and management responsibilities, seeking and procuring financing for the Company’s properties, selecting and negotiating investments, including property purchases and leasebacks, and providing asset management services. The Advisor shall assign a percentage of the fees payable under this Agreement to such entities pursuant to such service provider agreement. Notwithstanding delegation of responsibilities to the Service Provider, the Advisor shall retain ultimate responsibility for the performance of all the matters entrusted to it pursuant to this Agreement.

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“Shares” means the shares of beneficial interest or of common stock of the Company of any class or series, including Common Stock, that has the right to elect the Directors of the Company.

“Soliciting Dealers” means broker-dealers that are members of FINRA, or that are exempt from broker-dealer registration, and that, in either case, have executed soliciting dealer or other agreements with the Dealer Manager to sell Shares.

“Sponsor” means American Realty Capital IV, LLC, a Delaware limited liability company.

“Stockholders” means the holders of record of the Shares as maintained on the books and records of the Company or its transfer agent.

“Subordinated Participation Interest” means a profits interest in the Operating Partnership designated as a Class B Unit in accordance with the terms of the Operating Partnership Agreement.

“Termination Date” means the date of termination of this Agreement.

“Total Operating Expenses” has the meaning ascribed to this term in the Articles of Incorporation.

“Total Return to Stockholders” means receipt by Stockholders of an annual cumulative, pre-tax, non compounded return on the capital contributed by Stockholders in excess of a return of capital contributions to Stockholders.

“Valuation Guidelines” means the valuation guidelines adopted by the Board, as may be amended from time to time.

“2%/25% Guidelines” means the greater of 2% of Average Invested Assets or 25% of Net Income.

2.                  APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

3.                  DUTIES OF THE ADVISOR. The Advisor will use its reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, By-laws and the Operating Partnership Agreement, the Advisor, directly or indirectly, will:

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(a)                serve as the Company’s and the Operating Partnership’s advisor;

(b)               provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

(c)                investigate, select and, on behalf of the Company and the Operating Partnership, engage in and conduct business with and supervise the performance of such Persons as the Advisor deems necessary for the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, property managers, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor, any Service Provider or Affiliates thereof and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing);

(d)               consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of Investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e)                subject to the provisions of Section 5, (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential Investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) with respect to Investments, select a Service Provider to seek and procure financing for the Company’s properties, select and negotiate investments, including property purchases and leasebacks, and provide asset management services to oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate; and (xiii) source Real Estate Related Loans;

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(f)                upon request, provide the Board with periodic reports regarding prospective investments;

(g)               make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

(h)               negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Loans to be made to the Company, the Operating Partnership or any of their subsidiaries, and negotiate with investment banking firms and broker-dealers on behalf of the Company, the Operating Partnership or any of their subsidiaries, or negotiate private sales of Shares or obtain Loans for the Company, the Operating Partnership or any of their subsidiaries, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries, as applicable;

(i)                 obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

(j)                 from time to time, or at any time reasonably requested by the Board, make reports to the Board of the Advisor’s performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(k)               provide, or arrange for, the Company and the Operating Partnership with all necessary cash management services;

(l)                 deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

(m)             notify the Board of all proposed material transactions before they are completed;

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(n)               effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

(o)               perform investor-relations and Stockholder communications functions for the Company;

(p)               maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

(q)               after the NAV Pricing Start Date, calculate the NAV as provided in the Registration Statement, and in connection therewith, obtain appraisals performed by the Independent Valuation Advisor; and

(r)                 supervise one or more Independent Valuation Advisor and, if and when necessary, recommend to the Board replacement valuation advisors;

(s)                perform all services related to the organization of the Company or any Offering or private sale of the Company’s securities, other than services that (i) are to be performed by the Dealer Manager, (ii) the Company elects to perform directly or (iii) would require the Advisor to register as a broker-dealer with the Securities and Exchange Commission or any state;

(t)                 perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(u)               render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein; and

(v)               do all things reasonably necessary to assure its ability to render the services described in this Agreement.

4.                  ASSET MANAGEMENT SERVICES. The Advisor shall, or shall retain other Persons to provide, but shall remain responsible to the Company:

(a)                Accounting and Other Administrative Services:

(i)                 From time to time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company and the Operating Partnership under this Agreement;

(ii)               Make reports to the Independent Directors each quarter of the investments that have been made by other programs sponsored by the Advisor or any of its Affiliates, as well as any investments that have been made by the Advisor or any of its Affiliates directly, in each case to the extent such investments constitute a conflict of interest or a potential conflict of interest with the investment policies and objectives of the Company;

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(iii)             Manage and coordinate with the transfer agent the monthly distributions process and payments to Stockholders;

(iv)             Consult with the Company’s officers and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(v)               Provide the Company’s officers and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including compliance with the Sarbanes-Oxley Act of 2002;

(vi)             Consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(vii)           Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002;

(viii)         Notwithstanding the foregoing or anything else that may be to the contrary in this Agreement, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliate remains responsible for the performance of the duties set forth in this Section 4.

5.                  AUTHORITY OF THE ADVISOR.

(a)                Pursuant to the terms of this Agreement (including the restrictions included in this Section 5 and in Section 10), and subject to the continuing and exclusive authority of the Board over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

(b)               Notwithstanding anything herein to the contrary, all Investments will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board specified by the Board, as the case may be.

(c)                If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate the proposed transaction.

(d)               The Board may, at any time upon the giving of Notice to the Advisor, modify or revoke the authority set forth in this Section 5; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

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6.                  FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, has a fiduciary responsibility and duty to the Company and its Stockholders.

7.                  NO PARTNERSHIP OR JOINT VENTURE. Except as provided in Section  11(j), the parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

8.                  BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

9.                  RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

10.              LIMITATIONS ON ACTIVITIES. Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or the Shares, or otherwise not be permitted by the Articles of Incorporation or By-laws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability to the Company for acting in accordance with the specific instructions of the Board so given.

11.              FEES.

(a)                Acquisition Fee. Subject to Section 12(b), the Company shall pay an Acquisition Fee to the Advisor or its assigns as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of each Investment. If the Advisor is terminated without Cause pursuant to Section 18(b)(1), the Advisor or its assigns shall be entitled to an Acquisition Fee for any Investments acquired after the Termination Date for which a contract to acquire the applicable Investment had been entered into at or prior to the Termination Date. The total Acquisition Fee payable to the Advisor or its assigns shall be equal to 1.5% of (1) the Contract Purchase Price of each Investment and (2) the amount advanced for a Loan or other investment. The purchase price allocable for an Investment held through a Joint Venture shall equal the product of (i) the Contract Purchase Price of the Investment, multiplied by (ii) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 11(a), “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests owned directly or indirectly by the Company or the Operating Partnership, without regard to classification of such equity interests. The Company shall pay any Acquisition Fee due hereunder promptly upon the closing of the Investment. In addition, if during the period ending two years after the close of the initial Primary Offering, the Company sells an Investment and then reinvests the net proceeds in a new Investment(s), the Company shall pay to the Advisor or its assigns 1.0% of the Contract Purchase Price of the new Investment(s).

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(b)               Real Estate Commission. In connection with a Sale of a Real Estate Asset in which the Advisor or any Affiliate or agent of the Advisor including a Service Provider provides a substantial amount of assistance, as determined by the Independent Directors, the Company shall pay to the Advisor or its assigns, in the aggregate, a Real Estate Commission up to the lesser of (i) 2.0% of the Contract Sales Price of the Real Estate Asset or (ii) one-half of the Competitive Real Estate Commission paid if an unaffiliated third party broker is also involved; provided, however, that in no event may the Real Estate Commission paid to the Advisor, its Affiliates and agents (including a Service Provider) and to an unaffiliated third party exceed the lesser of 6.0% of the Contract Sales Price and a Competitive Real Estate Commission.

(c)                Financing Coordination Fee. If the Advisor or its assigns provide services in connection with the origination or refinancing of any Loan the Company or the Operating Partnership directly or indirectly obtains, including any assumed Loan, the Company shall pay a Financing Coordination Fee to the Advisor or its assigns in an amount equal to 0.75% of the amount available or outstanding under any such Loan, including any assumed Loan. The Advisor and its assigns may reallow some of or all this Financing Coordination Fee to reimburse third parties with whom it may subcontract to procure any such Loan.

(d)               Property Management Fee.  With respect to Real Estate Assets receiving property management and leasing services provided by the Advisor or its assigns, the Company shall pay to the Advisor or its assigns, as applicable, a one-time transition fee of $1,000 to $2,500 (to be determined by the Board of Directors) for each such Real Estate Asset and Property Management Fees equal to:

(i)                 With respect to stand-alone, single-tenant net leased properties which are not part of a shopping center, 2.0% of gross revenues from the properties managed; and

(ii)               with respect to all other types of properties, 4.0% of gross revenues from the properties managed.

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(e)                Construction Fee.  In connection with any construction, renovation or tenant finish-out on any Real Property, the Company shall pay to the Advisor a Construction Fee equal to the greater of $500 or 6.0% of the hard costs of the construction, renovation or tenant finish-out, as applicable.

(f)                Oversight Fee.  The Company shall pay the Advisor an Oversight Fee equal to 1.0% of the gross revenues from Real Estate Assets managed by any Person that is not an Affiliate of the Advisor; provided that no Oversight Fee shall be payable in respect of management services having fees greater than those described in Section 11(d) above. The Oversight Fee is payable quarterly in advance, on January 1, April 1, July 1 and October 1.  The Advisor shall submit an invoice to the Company, accompanied by a computation of the Oversight Fee for the applicable quarter.

(g)               Annual Subordinated Performance Fee. The Company shall pay the Advisor or its assigns an Annual Subordinated Performance Fee payable in any year equal to 15% of the amount that the Total Return to Stockholders exceeds 6% per annum, provided, that in no event may the Annual Subordinated Performance Fee exceed 10% of the aggregate Total Return to Stockholders for the applicable year.

(h)               Payment of Fees. The Company shall pay, or cause the Operating Partnership to pay any fees due the Advisor or its assigns under Section 11(a), (b), (c), (d), (d), (e) or (f) hereof, at the Advisor’s or the assign’s option in cash, Shares or OP Units or any combination thereof. For the purposes of the payment of any fees in Shares or OP Units, (i) if during an Offering, (a) prior to the NAV Pricing Start Date, each Share or OP Unit shall be valued at the per-share offering price of the Shares in the applicable Offering minus the maximum Selling Commissions and Dealer Manager Fee payable in the applicable Offering, and (b) after the NAV Pricing Start Date, each Share or OP Unit shall be valued at the then-current NAV per Share; and (ii) at all other times, each Share or OP Unit shall be equal in value to (A) at the estimated value of the Shares, calculated in accordance with the Valuation Guidelines, or (B) if the Shares are listed on a national securities exchange (as defined in the Exchange Act), the average closing price of the Shares for the _____ trading days prior to the payment of the fee.

(i)                 Exclusion of Certain Transactions.

(i)                 If the Company or the Operating Partnership enters into any transaction in which the Advisor, any Affiliate or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.

(ii)               Neither the Company nor the Operating Partnership shall make loans to the Advisor or any Affiliate thereof or any officers of the Company or Directors except as permitted by the Articles of Incorporation. Neither the Advisor, any Affiliate thereof, nor any officers or Directors of the Company, shall make loans to the Company or the Operating Partnership, or to Joint Ventures, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company or Operating Partnership, as applicable, than comparable loans between unaffiliated parties, as determined by the Independent Directors in their sole discretion; provided, however, that the waiver or deferral of any fee or reimbursement due the Advisor or any Affiliate hereunder shall not be treated as a loan for the purposes of this Section 11(i)(ii).

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(iii)             The Company and the Operating Partnership may enter into Joint Ventures with the Advisor or its Affiliates provided that (a) a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to the Company or Operating Partnership, as applicable, and (b) the investment by the Company or Operating Partnership, as applicable, is on substantially the same terms as those received by other joint venturers, as determined by the Independent Directors in their sole discretion.

(iv)             If the Board elects to internalize any management services provided by the Advisor, neither the Company nor the Operating Partnership shall pay any compensation or other remuneration to the Advisor or its Affiliates in connection with such internalization of management services.

(j)                 Subordinated Participation Interests. The Company shall cause the Operating Partnership to periodically issue Subordinated Participation Interests in the Operating Partnership to the Advisor or its assigns, pursuant to the terms and conditions contained in the Operating Partnership Agreement.

12.              EXPENSES.

(a)                In addition to the compensation paid to the Advisor pursuant to Section 11 and subject to the limitations set forth herein, the Company or the Operating Partnership shall pay directly or reimburse the Advisor, or any Affiliates or assigns for all the expenses paid or incurred by the Advisor, or any Affiliates or assigns thereof in connection with the services provided to the Company and the Operating Partnership pursuant to this Agreement, including, the following:

(i)                 Organization and Offering Expenses, including third-party due diligence fees related to the Primary Offering, as set forth in detailed and itemized invoices; provided, however, that the Company shall not make any reimbursement under this Section 12(a)(i) to the extent reimbursement would cause the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed 2.0% of the Gross Proceeds raised in all Primary Offerings;

(ii)               Acquisition Expenses, including, but not limited to, up to 0.10% of the Contract Purchase Price of an Investment for legal expenses incurred by the Advisor, or any Affiliates or assigns thereof in connection with the selection, evaluation and acquisition of an Investment;

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(iii)             the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)             interest and other costs for Loans, including discounts, points and other similar fees;

(v)               taxes and assessments on income of the Company, its subsidiaries or its Investments;

(vi)             costs associated with any insurance;

(vii)           expenses of managing, operating and disposing of Investments;

(viii)         all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)             expenses associated with a Listing or any other liquidity event such as a merger or the sale of all or substantially all of the Investments;

(x)               expenses of paying dividends or Distributions;

(xi)             expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Operating Partnership or any subsidiary thereof or the Articles of Incorporation, By-laws or governing documents of the Company, the Operating Partnership or any subsidiary of the Company or the Operating Partnership;

(xii)           expenses of Stockholder communications including the cost of preparing, printing, and mailing annual reports and other Stockholder reports, proxy statements and reports required by governmental entities;

(xiii)         administrative service expenses, including the reasonable salaries and wages, benefits and overhead of all directly involved in the performance of services by persons employed by the Advisor, or any Affiliate or assign; provided, however, that no reimbursement shall be made with respect to salaries, bonuses or benefits of any person who performs services for which the Company pays a separate fee hereunder; provided further that the Company shall not reimburse the Advisor, or any Affiliates or assigns for the salaries, bonuses or benefits paid by any of these entities to persons serving as the Company’s executive officers; and

(xiv)         audit, accounting and legal fees.

(b)               Limitation on Total Acquisition Fees, Financing Coordination Fees, Acquisition Expenses and Insourced Acquisition Expenses.

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(i)                 The total of all Acquisition Fees and Financing Coordination Fees payable hereunder as well as Acquisition Expenses reimbursable hereunder, if any, shall be reasonable and shall not exceed an amount equal to 4.5% of (A) the Contract Purchase Price of the Company’s total portfolio of Investments and (B) the amount advanced for each Loan or other investment; provided, however, that once all the net proceeds from the initial Primary Offering have been invested, the total of all Acquisition Fees and Financing Coordination Fees on future Investments and reinvestments shall not exceed 2.0% of the Contract Purchase Price of the new Investment.

(c)                Limitation on Insourced Acquisition Expenses.

(i)                 Notwithstanding anything to the contrary herein, the total of all Insourced Acquisition Expenses to be reimbursed by the Company for any calendar year (other than the legal expenses described in Section 12(a)(ii) above) shall not exceed 0.50% of (A) the Contract Purchase Price of the Investments acquired during such period and (B) of the amounts advanced for any Loan or other investment made during such period (to be prorated for any partial calendar year); provided, however, that within a reasonable period of time following the end of each calendar year, the Company shall perform a Market Check and provide the results thereof to the Advisor within a reasonable period of time. If the amount of Acquisition Expenses projected in the Market Check that would be incurred if substantially similar services with respect to a substantially similar amount of properties were to be provided by a Person other than the Advisor, or any Affiliates or assigns during the subsequent calendar year is lower than the amount of Insourced Acquisition Expenses paid to the Advisor or its Affiliates during the previous calendar year, then either (A) the Advisor shall reduce the cap on the Insourced Acquisition Expenses until the next Market Check such that the cap on Insourced Acquisition Expenses does not exceed the projected amount of Acquisition Expenses projected by the Market Check or (B) the Company may outsource to a Person other than the Advisor, its Affiliate certain services previously provided by the Advisor or its Affiliates until the next Market Check.

(d)               Subject to Section 14 hereof, commencing upon the earlier to occur of (i) the fifth fiscal quarter after the Company makes its first Investment and (ii) six (6) months after the commencement of the initial Primary Offering, the Company shall reimburse no less than monthly, all expenses incurred by the Advisor, or any of its Affiliates or assigns on behalf of the Company and the Operating Partnership or any of their subsidiaries in connection with the services provided hereunder.

13.              OTHER SERVICES. If the Board requests the Advisor or any director, officer or employee thereof to render services for the Company and the Operating Partnership other than those set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

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14.              REIMBURSEMENT TO THE ADVISOR. The Company shall not, during any Expense Year, reimburse the Advisor or any of its Affiliates or assigns for any expenses incurred by any of them to the extent that at the end of any fiscal quarter the Total Operating Expenses incurred by the Advisor, or any of its Affiliates or assigns exceed, in the aggregate, for the then ended Expense Year, the 2%/25% Guidelines (the “Excess Amount”). The Advisor and any of its Affiliates or assigns shall repay the Company for any Excess Amount, or the Company, at its option, may subtract the Excess Amount from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. Notwithstanding the above. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor, or any its Affiliates or assigns in one or more of such years, provided that the Company sends written disclosure to the Stockholders of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall also be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

15.              OTHER ACTIVITIES OF THE ADVISOR. Except as set forth in this Section 15, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any Investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. The Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor may be paid fees for rendering such advice and service.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their reasonable best efforts to apply such method fairly to the Company.

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16.              THE AMERICAN REALTY CAPITAL NAME. The Advisor and its Affiliates have or may have a proprietary interest in the names “American Realty Capital,” “ARC” and “AR Capital.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in any of the names “American Realty Capital,” “ARC” and “AR Capital,” a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the names” American Realty Capital,” “ARC” and “AR Capital” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the names “American Realty Capital,” “ARC” and “AR Capital,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the names “American Realty Capital,” “ARC” and “AR Capital” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the names “American Realty Capital,” “ARC” and “AR Capital” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the words “American Realty Capital,” “ARC” and “AR Capital.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having any of the names “American Realty Capital,” “ARC” and “AR Capital” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the names “American Realty Capital,” “ARC” and “AR Capital” licensed hereunder or the use thereof (including, without limitation, as to whether the use of the names “American Realty Capital,” “ARC” and “AR Capital” will be free from infringement of the intellectual property rights of third parties). Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the names “American Realty Capital,” “ARC” and “AR Capital.”

17.              TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof. Thereafter, the term may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

18.              TERMINATION BY THE PARTIES. This Agreement may be terminated (a) by the Company with Cause upon forty-five (45) days’ prior written notice or (b) upon sixty (60) days’ prior written notice (i) by the Independent Directors of the Company or the Advisor, without Cause and without penalty, (ii) by the Advisor for Good Reason, or (iii) by the Advisor upon a Change of Control. The provisions of Sections 18 and 22 through 25 (inclusive) of this Agreement shall survive any expiration or earlier termination of this Agreement.

19.              ASSIGNMENT. This Agreement and the rights and obligations hereunder may be assigned by the Advisor to an Affiliate or to one or more Service Providers with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a Person which is a successor to all the assets, rights and obligations of the Company or the Operating Partnership, and which the Board has determined possess sufficient qualifications to perform the advisory function for the Company, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement.

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20.              PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)                Amounts Owed. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, subject to the 2%/25% Guidelines to the extent applicable.

(b)               Advisor’s Duties. The Advisor shall, and shall cause any Affiliate or assigns, promptly upon termination of this Agreement:

(i)                 pay over to the Company and the Operating Partnership all money collected and held for the account of the Company, the Operating Partnership and any of their respective Affiliates pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)               deliver to the Board a full accounting, including a statement showing all payments collected by the Advisor or any of its Affiliates or assigns and a statement of all money held by any of them, covering the period following the date of the last accounting furnished to the Board;

(iii)             deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor or any of its Affiliates or assigns; and

(iv)             cooperate with the Company and the Operating Partnership to provide an orderly management transition.

21.              INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT. To the extent that the Articles of Incorporation or the Operating Partnership Agreement as in effect on the date hereof impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

22.              INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.

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(a)                The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless the Advisor and its Affiliates, as well as their respective officers, directors, equity holders, members, partners, stockholders, other equity holders and employees (collectively, the “Indemnitees,” and each, an “Indemnitee”), from and against all losses, claims, damages, losses, joint or several, expenses (including reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts (collectively, “Losses,” and each, a “Loss”) arising in the performance of their duties hereunder, including reasonable attorneys’ fees, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any Loss suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any Loss suffered by the Company and the Operating Partnership, unless all the following conditions are met:

(i)                 the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(ii)               the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

(iii)             such Loss was not the result of negligence or willful misconduct by the Indemnitee; and

(iv)             such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

(b)               Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any Losses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(i)                 there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(ii)               such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)             a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

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(c)                In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

(i)                 the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(ii)               the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(iii)             the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

23.              INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company, the Operating Partnership and any of their respective Affiliates from Losses, including reasonable attorneys’ fees, to the extent that such Losses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

24.              NOTICES. Any notice, report or other communication (each a “Notice”) required or permitted to be given hereunder shall be in writing unless some other method of giving such Notice is required by the Articles of Incorporation, the By-laws, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	American Realty Capital – Retail Centers of America II, Inc.
405 Park Avenue
New York, New York 10022
Attention: Edward M. Weil, Jr.

with a copy to:

James Tanaka, Esq.
405 Park Avenue
New York, New York 10022

To the Operating Partnership:	American Realty Capital Retail II Operating Partnership, L.P.
405 Park Avenue
New York, New York 10022
Attention: Edward M. Weil, Jr.

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with a copy to:
James Tanaka, Esq.
405 Park Avenue
New York, New York 10022

To the Advisor:	American Realty Capital Retail II Advisors, LLC
405 Park Avenue
New York, New York 10022
Attention: Edward M. Weil, Jr.

with a copy to:

James Tanaka, Esq.
405 Park Avenue
New York, New York 10022

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 24.

25.                  MODIFICATION. This Agreement shall not be amended, supplemented, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assigns.

2.6                  SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

27.                  GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

28.                  ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

29.                  NO WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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30.                  PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

31.                  HEADINGS. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

32.                  EXECUTION IN COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA II, INC.

By:

Nicholas S. Schorsch, Chairman and
Chief Executive Officer

AMERICAN REALTY CAPITAL Retail II Operating Partnership, L.P.

American Realty Capital – Retail Centers of America II, Inc., its General Partner

By:

Nicholas S. Schorsch, Chairman
and Chief Executive Officer

AMERICAN REALTY CAPITAL RETAIL II ADVISORS, LLC

By:	American Realty Capital Retail II Special Limited Partnership, LLC, its Member

By:	American Realty Capital IV, LLC, its Managing Member

By:

Nicholas S. Schorsch

Authorized Signatory

[ARC Retail II – Advisory Agreement]

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Exhibit A

Form of Joinder Agreement[1]

The undersigned hereby agrees, effective as of _________________, to become a party to, to be bound by, and to comply with the provisions of that certain Advisory Agreement (the “Agreement”) dated as of [____________], 2014, by and among American Realty Capital – Retail Centers of America II, Inc. (the “Company”) and the parties named therein. The address and facsimile number to which notices may be sent to the undersigned is as follows:

[__________]

[__________]

[__________]

By:
Name:
Title:

[1] To be discussed between the Company and the Advisor.

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